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                                  EXHIBIT 99.1


[STRATOSPHERE CORP. LOGO]

                                    NEWS RELEASE
                                    STRATOSPHERE CORPORATION
                                    2000 LAS VEGAS BOULEVARD SOUTH
                                    LAS VEGAS, NEVADA 89104
                                    702-380-7777
                                    702-383-4733 (FAX)



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FOR FURTHER INFORMATION CONTACT:
Tom Lettero - (702) 383-5207
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FOR IMMEDIATE RELEASE:
WEDNESDAY, OCTOBER 14, 1998

              CHAPTER 11 REORGANIZATION OF STRATOSPHERE CORPORATION
                                BECOMES EFFECTIVE

         LAS VEGAS, NEVADA, OCTOBER 14, 1998 ... Stratosphere Corporation (the "Company") today announced the Chapter 11 Reorganization of the Company and its subsidiary, Stratosphere Gaming Corp., became effective.

         On August 20, 1998, the Nevada gaming authorities licensed Carl C. Icahn and certain of his affiliated companies as controlling persons of the reorganized Company, as contemplated by the Plan of Reorganization.

         Under the Plan, the Company's stock that was outstanding prior to the effective date was canceled and the Company's First Mortgage Notes ("Notes") that were outstanding prior to the effective date have been exchanged for a total of 2,030,000 shares of new common stock. Approximately 84.66% of the 2,030,000 new shares are issued to Mr. Icahn or entities that he controls.

         Under the Plan, holders of the Notes are the only persons who received new stock of the Company.

         The Company has received all necessary regulatory approvals including that of the Nevada State Gaming authorities.


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and certain registration statements of the Company.
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